Exhibit 10.8

AMENDMENT NO. 2 TO CHANGE IN CONTROL, CONFIDENTIALITY, AND NON-COMPETE AGREEMENT

This Amendment is made as of June 25, 2008 (the “Effective Date”) between Stephen J. Mauger (“Executive”), Greater Community Bank (the “Bank”), a New Jersey banking corporation, and Greater Community Bancorp (“GCB”), a New Jersey business corporation (hereinafter collectively referred to as “the Company”).

RECITALS

WHEREAS, Executive and the Company are parties to a Change in Control, Confidentiality, and Non-Compete Agreement (the “Agreement”) dated November 13, 2007, as amended on May 7, 2008; and

WHEREAS, the parties desire to amend the Agreement in order to comply with Internal Revenue Code Section 409A and the applicable federal regulations thereto;

WHEREAS, GCB has entered into an agreement and plan of merger with Valley National Bancorp ("Valley") dated March 19, 2008 pursuant to which GCB will merge into Valley (the "Merger"); and

WHEREAS, GCB and Valley wish to provide a payment to Employee upon the Merger in satisfaction of Bank's obligations under the Agreement.

NOW, THEREFORE, it is agreed as follows:

1.           The first sentence of Section 2(e) of the Agreement is replaced with the following sentence:

(e)           Voluntary Termination After Change in Control.  Notwithstanding any other provision of this Agreement to the contrary, the Executive may voluntarily terminate his employment under this Agreement by December 31 of the year in which a Change in Control of GCB or the Bank occurs if “Good Reason” for such termination exists that is not corrected within 30 days following written notice thereof to the Company by the Executive, such notice to state with specificity the basis upon which Good Reason exists and to be provided to the Company within 30 days from the date of the change that constitutes Good Reason.

2.           The following new paragraph is added to the end of Section 2(e) of the Agreement:

It is intended that (A) each payment or installment of payments provided under this Section 2 is a separate “payment” for purposes of Code Section 409A and (B) that the payments satisfy, to the greatest extent possible, the exemptions from the application of Code Section 409A, including those provided under Treasury Regulations 1.409A-1(b)(4) (regarding short-term deferrals) and 1.409A-1(b)(9)(iii) (regarding the two-times, two year exception).

3.           Upon the merger of GCB into Valley, GCB shall pay Employee a lump sum payment of $210,000.

4.           Upon payment of the amount pursuant to Section 3 above and the stay-on bonus provided in Section 2.g. of the amended Agreement, GCB and Valley shall have no further obligations to Employee under the Agreement.

IN WITNESS WHEREOF the parties have executed this Amendment as of the Effective Date.

EXECUTIVE	GREATER COMMUNITY BANCORP

/s/ Stephen J. Mauger	By:	/s/ Anthony M. Bruno
Stephen J. Mauger		Anthony M. Bruno
Senior Vice President,		Chairman, President, and
Treasurer and Chief Financial		Chief Executive Officer
Officer

GREATER COMMUNITY BANK

	By:	/s/ Anthony M. Bruno
Anthony M. Bruno
Chairman, President, and
Chief Executive Officer